SUBSCRIPTION AGREEMENT

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Gentlemen:

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

    This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I (collectively, this "Agreement") is made as of the date set forth below between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Company"), and the Investor.

    The Company has authorized the sale and issuance to certain investors of up to an aggregate of 9,000,000 units (the "Units"), each consisting of (i) one share (the "Share," collectively, the "Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and (ii) one warrant (the "Warrant" and, together, the "Warrants") to purchase 1.5 shares of Common Stock (and the fractional amount being the "Warrant Ratio"), in substantially the form attached hereto as Exhibit B, subject to adjustment by the Company's Board of Directors, or a committee thereof, for a purchase price of $2.12 per Unit (the "Purchase Price"). The Shares issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares" and, together with the Units, the Shares and the Warrants, are referred to herein as the "Securities".

    The offering and sale of the Units (the "Offering") are being made pursuant to (1) an effective Registration Statement on Form S-3, File No. 333-152133 (including the Prospectus contained therein (the "Base Prospectus"), the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission"), (2) if applicable, certain "free writing prospectuses" (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "1933 Act")), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus") containing certain supplemental information regarding the Units and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission), along with the Company's counterpart to this Agreement and (iv) if the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) (the "462(b) Registration Statement"), then any reference herein to the Registration Statements shall also be deemed to include such 462(b) Registration Statement.

    The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the "Placement Agent") named in the Prospectus Supplement and that there is no minimum offering amount.

    The manner of settlement of the Shares included in the Units purchased by the Investor shall be as follows:

Delivery versus payment ("DVP") through the Depository Trust Company ("DTC") (i.e., at closing, the Company shall issue Shares registered in the Investor's name and address as set forth below and released by American Stock Transfer & Trust Company (the "Transfer Agent") directly to the account(s) at Merriman Curhan Ford & Co. ("MCF") identified by the Investor; upon receipt of such Shares, MCF shall promptly electronically deliver such shares to the Investor, and simultaneously therewith payment shall be made by MCF by wire transfer to the Company) NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I) notify MCF of the account or accounts AT MCF to be credited with the Shares being purchased by such Investor, AND

(II) confirm that the account or accounts at MCF to be credited with the SECURITIES being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the UNITS being purchased by the Investor.

It is the investor's responsibility to (A) make the necessary wire transfer or confirm the proper account balance in a timely manner and (B) arrange for settlement by way of DVP in a timely manner. If the Investor does not deliver the aggregate purchase price for the UNITs or does not make proper arrangements for settlement in a timely manner, the UNITs may not be delivered at Closing to the Investor or the Investor may be excluded from the offering altogether.

6. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

7. The executed Warrant shall be delivered in accordance with the terms thereof.

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated July 14, 2008, which is a part of the Company's Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the "Disclosure Package"), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the "Offering Information"). Such information may be provided to the Investor by any means permitted under the 1933 Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

9. No offer by the Investor to buy the Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or MCF on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares: _____________

Number of Warrants:

Purchase Price Per Unit: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August __, 2008

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this ___ day of August, 2008:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:

Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the respective number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the "Signature Page") for the aggregate purchase price therefor set forth on the Signature Page.

2.2 Investor acknowledges that the Company has agreed to pay Merriman Curhan Ford & Co. (the "Placement Agent" or "MCF") a fee (the "Placement Fee") in respect of the sale of Units to the Investor.

2.3 The Company has entered into a Placement Agent Agreement, dated the date hereof (the "Placement Agreement"), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and the Company's Form 8-K filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Shares, Warrants and Funds.

3.1 Closing. The completion of the purchase and sale of the Units (the "Closing") shall occur at a place and time (the "Closing Date") to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor (i) a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the signature page by the Warrant Ratio, and rounding down to the nearest whole number in the form of Exhibit B hereto, and (b) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Company's Obligations. (a) The Company's obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b) Conditions to the Investor's Obligations. The Investor's obligation to purchase the Units will be subject to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.

3.3 Delivery of Funds.

Delivery Versus Payment through The Depository Trust Company. The Investor has elected to settle the Shares purchased by such Investor by delivery versus payment through DTC; no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at MCF to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Units being purchased by the Investor.

3.4 Delivery of Shares and Warrants.

Delivery Versus Payment through The Depository Trust Company. The Investor has elected to settle the Shares purchased by such Investor by delivery versus payment through DTC; no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify MCF of the account or accounts at MCF to be credited with the Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at MCF identified by Investor and simultaneously therewith payment shall be made by MCF by wire transfer to the Company. In addition, on the closing Date, the Company shall deliver or cause to be delivered by overnight courier the Warrant purchased by such Investor.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date, (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information, and (d) has not relied upon any information provided by the Placement Agent.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of any of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

4.5 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company's securities), and has not violated its obligations of confidentiality. The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5. Representations and Warranties of the Company, In addition to and not in limitation of the representations and warranties made by the Company in the Placement Agreement, the Company acknowledges, represents and warrants to, and agrees with, the Investor that:

5.1 No event, liability, development, litigation or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

5.2 (i) None of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933; and (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

6. Covenants.

6.1 Certain Definitions. For purposes of this Section 6, the following terms shall have the respective meanings set forth below:

"Approved Stock Plan" means any employee benefit plan, stock option agreement, stock option plan or equity incentive plan that has been approved by the Board of Directors of the Company, including, without limitation, the Company's deferred compensation arrangements, pursuant to which the Company's securities, including, without limitation, restricted stock, restricted stock units or shares of Common Stock issuable upon the exercise of options or warrants issued pursuant to such agreement or plan, may be issued to any employee, officer or director for services provided to the Company, and including exchange or repricing of such options approved by the stockholders of the Company.

"Common Stock Equivalents" means, collectively, Options and Convertible Securities.

"Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

"Excluded Securities" means securities issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion of any Options or Convertible Securities (including in payment of the Make Whole Amount) that are outstanding on the day immediately preceding the date of this Agreement; provided that the terms related to the issuance of securities under such agreements are not amended, modified or changed on or after the date hereof in a manner that would have a dilutive effect on the Company or otherwise increase the value for the holder thereof, (iv) in payment of the Company's obligations under the term notes issued under its credit facility and outstanding as of the date of this Agreement, provided that the terms related to the issuance of securities under such agreements are not amended, modified or changed on or after the date hereof in a manner that would have a dilutive effect on the Company or otherwise increase the value for the holder thereof; (v) upon the exercise of any warrants outstanding as of the date of this Agreement, provided that the terms of such warrants are not amended, modified or changed on or after the date hereof in a manner that would have a dilutive effect on the Company or otherwise increase the value for the holder thereof, (vi) as payment-in-kind for professional services rendered to the Company, (vii) upon the exercise or exchange of or conversion of any securities issued pursuant to the Purchase Agreement or in connection with the transaction contemplated thereby, (viii) in connection with any strategic acquisition or strategic transaction by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital, (ix) in connection with any stock split, stock dividend or recapitalization of the Company and (x) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

6.2 Company Lock-up. Subject to Section 6.3, from the date hereof until the four (4) month anniversary of the Closing Date, the Company will not, without the consent of the Investor, (1) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"); provided that the foregoing shall not apply to any Subsequent Placement that does not have the right to have any of its securities registered for resale prior to the one year anniversary of the Closing Date; (2) file any registration statement with the Commission; provided that the foregoing shall not apply to (i) any post-effective amendments, prospectus supplements, required exhibits, certificates, letters, applications, or any other documents related to any registration statements of the Company in effect on the date of this Agreement, and (ii) any registration statement filed to register the securities issued or issuable upon exercise of the Warrants including, without limitation, post-effective amendments, prospectus supplements, required exhibits, and all certificates, letters, applications, and any other documents related thereto, or (3) amend, modify or change the terms of any warrants to acquire Common Stock outstanding on the date hereof.

6.3 Excluded Securities Transactions. The restrictions contained in Section 6.2 shall not apply in connection with the issuance of any Excluded Securities.

6.4 [Reserved]

Variable Securities. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including, by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

6.5 Expense Reimbursement. The Company shall pay Investor fifty thousand dollars ($50,000.00) for reasonable expenses relating to the investment made pursuant to this Agreement, including, but not limited to, legal and due diligence costs, which may be deducted from its funding obligations at the Closing.

6. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent and Merriman Curhan Ford & Co. shall be third party beneficiaries with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

7. Indemnification by the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which the Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Securities pursuant to a Registration Statement or (iv) any breach by the Company of a representation, warranty or covenant contained in this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Securities by the Investors.

8. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Attention: Kenneth R. Lombardo

Facsimile: 248-619-9280

with copies to:

Kerr, Russell and Weber, PLC

500 Woodward Ave., Suite 2500

Detroit, Michigan 48226

Attention: Patrick J. Haddad

Facsimile: ______________

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

12. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

14. Confirmation of Sale. The Investor acknowledges and agrees that such Investor's receipt of the Company's counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company's sale of Units to such Investor.

15. Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the Offering and disclosing all material terms and conditions of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof.

16. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:
1. The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:
2. The relationship between the Investor and the registered holder listed in response to item 1 above:
3. The mailing address of the registered holder listed in response to item 1 above:
4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):
6. DTC Participant Number:
7. Name of Account at DTC Participant being credited with the Shares:
8. Account Number at DTC Participant being credited with the Shares:

Exhibit B

Form of Warrant